Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InMode Ltd. of our report dated February 14, 2023 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in InMode Ltd.'s Annual Report on Form 20-F for the year ended December 31, 2022.

/s/ Kesselman & Kesselman
Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Tel-Aviv, Israel
February 14, 2023